UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

August 22, 2017 (August 29, 2017)

HEMISPHERX BIOPHARMA, INC.

(Exact name of registrant as specified in its charter)

Delaware	0 - 27072	52-0845822
(state or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	(Identification No.)

1617 JFK Boulevard, Suite 500, Philadelphia, PA	19103
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (215) 988-0080

1617 JFK Boulevard, Suite 500, Philadelphia, PA 19103

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Item 8.01.	Other Events.

The Company’s Board of Directors (the “Board”) has reviewed the financial condition of the Company and the anticipated needs of the Company to pursue its goals and determined that the Company will needs to find additional funding sources and reduce on-going expenses to cover its expenses and pursue such goals. On August 22, 2017, at the recommendation of the Compensation Committee of the Board, the Board authorized the Executive Compensation Deferral Plan, the Employee Pay Reduction Plan and the Directors’ Compensation Deferral Plan. Employees, executives and directors have agreed to the Plans. Management anticipates that these plans should reduce on-going expenses and assist the Company in achieving its goals.

Pursuant to the Executive Compensation Deferral Plan, the following executives have agreed to a 40% deferral of pay commencing for the first pay period in September 2017 and continuing until discontinued by the Board: Thomas Equels, Peter Rodino, Adam Pascale, Wayne Springate, David Strayer and Carol Smith. The deferred pay will be paid to these executive when determined by the Board. The Board has agreed to issue to these executives in the future common stock purchase options with an exercise price of $0.37 per shares, the closing price of the Common Stock on the NYSE American on August 25, 2017, for their agreement to defer compensation, the timing and other terms of which will be in the Board’s discretion.

Pursuant to the Employee Pay Reduction Plan, employees have agreed to receive their salaries 50% in cash and 50% in the form of common stock registered on S-8 during each semi-monthly payroll period commencing with the first pay period of September 2017 and continuing until discontinued by the Board.

Pursuant to the Directors’ Compensation Deferral Plan, the Directors have agreed to a 100% deferral of their Directors’ fees commencing for the first pay period in September 2017 and continuing until discontinued by the Board. The deferred fees will be paid to the Directors when determined by the Board. The Board has agreed to issue to the Directors in the future common stock purchase options with an exercise price of $0.37 per shares, the closing price of the Common Stock on the NYSE American on August 25, 2017, for their agreement to defer compensation, the timing and other terms of which will be in the Board’s discretion.

The foregoing summaries of the terms of the Employee Pay Reduction Plan, the Executive Compensation Deferral Plan and the Directors Compensation Deferral Plan are subject to, and qualified in their entirety by, such documents filed herewith as Exhibits 10.1, 10.2 and 10.3, respectively, and are incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Form of Employee Pay Reduction Plan
10.2	Form of Executive Compensation Deferral Plan
10.3	Form of Directors’ Compensation Deferral Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEMISPHERX BIOPHARMA, INC.

August 28, 2017	By:	/s/ Thomas K. Equels
Thomas K. Equels, CEO